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                                    EXHIBIT A

                  DIRECTORS AND OFFICERS OF HANARO TELECOM

                  The name, present position and principal occupation of each executive officer and director of Hanaro Telecom (whose business addresses are at 1445-3, Seocho-dong, Seocho-gu, Seoul, Korea) are set forth below. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to employment with Hanaro Telecom.


        NAME                     POSITION
        ----                     --------
        Yun-Sik Shin             Representative Director, Chairman and Chief Executive Officer
        In Haeng Lee             Representative Director and Senior Executive Vice President
        Jong Myung Lee           Senior Executive Vice President
        Jin Duck Kim             Director and Executive Vice President
        Jin-Ha Kim               Executive Vice President
        Hong Yeol Joo            Senior Vice President
        Taek Min Kwon            Senior Vice President
        Hyung-Keun Song          Senior Vice President
        Jin-Woong Kho            Senior Vice President
        Young-Ho Cho             Senior Vice President
        Kyoung Lim Yun           Senior Vice President
        Young-Woo Nam            Non-standing Director; CEO of Korea Internet Data Center
        Soonho Hong              Non-standing Director; Executive Vice President of Samsung
                                 Electronics
        Sung Kyou Park           Outside Director & Member of Audit Committee
        Hang-Gu Bahk             Outside Director; CEO of Hyundai Syscom, Inc.
        Yong Hwan Kim            Outside Director & Member of Audit Committee; Attorney at the Law
                                 Office of Yong Hwang Kim
        Wung Hae Lee             Outside Director & Member of Audit Committee; Vice President of
                                 Sungto Accounting Corporation
        Shin-Bae Kim             Outside Director; Executive Vice President of SK Telecom
        Ki Seung Lee             Vice President
        Sung Chan Son            Vice President
        Kap Suk Oh               Vice President
        Hyun Chul Shin           Vice President
        Young Wan Cho            Vice President